UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2005

Riggs National Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-9756 (Commission File Number)	52-1217953 (IRS Employer Identification No.)

1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (202) 835-4309

Item 8.01. Other Events.

     On February 25, 2005, The PNC Financial Services Group, Inc. (“PNC”) filed Amendment No. 1 to its Registration Statement on Form S-4, which contains Riggs National Corporation’s (“Riggs”) draft proxy statement in connection with the pending merger of Riggs with PNC. The draft proxy statement contains information regarding Riggs, to which reference is made.

     On February 25, 2005, the Spanish Court issued an order in the previously disclosed Spanish litigation dismissing all criminal and civil claims against Riggs and seven of its former and current directors and officers. The Spanish Court’s order was issued in connection with a settlement between Riggs and the private plaintiffs who had initiated the Spanish proceedings against the Riggs defendants under which Riggs agreed to pay $8 million and to provide the plaintiffs, consistent with Riggs’ legal obligations, information concerning Pinochet’s accounts at Riggs. The payment is covered by a previously disclosed $8 million litigation reserve.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGGS NATIONAL CORPORATION
	By:	/S/ Steven T. Tamburo

Steven T. Tamburo Chief Financial Officer
Dated: February 25, 2005